Exhibit 99

KOGER EQUITY, INC.

225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

NEWS

FOR IMMEDIATE RELEASE

Koger Equity Fourth Quarter 2003 Earnings Conference Call

BOCA RATON, Fla.—(BUSINESS WIRE)—Jan. 5, 2004— Koger Equity, Inc. (NYSE:KE) announced today that it will host its quarterly conference call to discuss fourth quarter 2003 financial results on Tuesday, February 24, 2004 at 9:00 am ET. Hosting the call will be Thomas J. Crocker, Chief Executive Officer, Steven A. Abney, Chief Accounting Officer and Thomas C. Brockwell, Senior Vice President. The call will be webcast live over the Internet from the Company’s website at www.koger.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing 877-715-5321 or for international callers by dialing 973-935-8506. A replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 or 973-341-3080 for international callers; the password is 4438696. The replay will be available until March 9, 2004, and after March 9, 2004 will be archived on Koger’s website. A press release with the fourth quarter 2003 financial results will be issued after the market close on Monday, February 23, 2004.

About Koger Equity

Koger Equity, Inc. owns or has interests in 129 office buildings, containing 9.7 million rentable square feet, primarily located in 20 suburban office projects in 11 metropolitan areas in the Southeastern United States and Texas.

For more information about Koger Equity, visit its website at www.koger.com or contact Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

CONTACT: Koger Equity, Inc.
Thomas C. Brockwell, 800-850-2037
Senior Vice President